Exhibit 10.04

DEMAND PROMISSORY NOTE

Phoenix, Arizona

February 15, 2005

FOR VALUE RECEIVED, the undersigned, Health Enhancement Products, Inc., a Nevada corporation with a chief executive office at 2530 South Rural Road, Tempe, AZ and a principal place of business at 2006 E. 5th, Suite 101 Tempe, AZ  85281 (“Maker”), hereby promises to pay to the order of Howard R. Baer, an individual with a mailing address of 6451 East El Maro Circle, Paradise Valley, Arizona 85253 (“Holder”), the sum of all amounts advanced from time to time by the Holder to the Maker, as determined by Holder’s financial books and records and as specified on Schedule A hereto, as amended from time to time, including the amount Maker is indebted to Holder as of the date hereof, provided that if there shall be any discrepancy between Schedule A and the Holder’s financial books and records, with respect to amounts advanced by Holder to Maker, the Holder’s financial books and records shall be controlling, absent manifest error.  Maker hereby authorizes Holder to endorse Schedule A hereto to reflect any further advances made by Holder to Maker.  Any failure by Holder to make an endorsement on Schedule A or any error in connection with the making of any endorsement to Schedule A shall in no way affect the Maker’s obligation to repay the principal amount, together with interest thereon, of all advances made by the Holder to the Maker.  As of the date hereof, Maker is indebted to Holder in the aggregate amount of EIGHT HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED FIFTY EIGHT AND 56/100 ($847,358.56).  Notwithstanding anything to the contrary contained herein, the amount of principal due under this Note shall be equal to the amount of advances actually made by the Holder to the Maker, as determined by Holder’s financial books and records, including the amount owing as of the date hereof EIGHT HUNDRED FORTY SEVEN THOUSAND THREE HUNDRED FIFTY EIGHT AND 56/100 ($847,358.56).  The Maker acknowledges and agrees that the Holder shall have no obligation to make further advances to the Maker, and that any further advances shall be at Holder’s sole discretion.  All outstanding principal sums shall be paid by Maker, together with interest on the unpaid principal amount from time to time outstanding, as set forth below.

The entire balance of outstanding principal and other fees and charges shall be due and payable on the earlier of an Event of Default (as defined below) or thirty (30) days after written demand by the Holder on the Maker (the “Maturity Date”).  Commencing on the Maturity Date, the aggregate principal amount due hereunder, together with interest thereon, shall be paid in twelve (12) equal monthly installments.  By way of illustration, if the Holder is owed an aggregate of $600,000 under this Note and on April 1 makes written demand on the Maker for payment, then such $600,000 in principal, together with interest thereon, shall be payable in 12 equal monthly installments of $50,000 (plus interest) commencing on the Maturity Date; i.e., May 1.

The unpaid principal balance from time to time outstanding under this note shall accrue and bear interest at a rate per annum equal to ten percent (10.0%), until fully paid.

Interest and fees shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.  In no event shall interest payable hereunder exceed the highest rate permitted by applicable law.  To the extent any interest received by Holder exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker.  The principal balance of this note may be prepaid in whole or in part, without premium or penalty, at any time.

Each of the following shall constitute an “Event of Default” hereunder: (i) Maker’s default hereunder or failure to make any payment when due hereunder or to timely pay or perform any other obligation to Holder, whether now existing or hereafter arising; (ii) if any covenant, representation, warranty, statement or certificate made to Holder by Maker hereunder, under that certain Security Agreement dated the date hereof made by Maker in favor of Holder (the “Security Agreement”), under that certain Patent Security Agreement dated the date hereof made by Maker in favor of Holder (the “Patent Security Agreement”), or under any Loan Document (as defined in the Security Agreement) is breached or proves to have been or becomes untrue, except to the extent any of the foregoing items relate solely to an earlier date; (iii) the death or dissolution of Maker; (iv) with respect to Maker, the commencement of an action seeking reorganization, liquidation, dissolution or other relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Maker or all or part of its assets, or the commencement of an involuntary proceeding against Maker under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (v) if Maker makes an assignment for the benefit of creditors, or is unable to pay its debts as they mature.  With respect to the Events of Default enumerated above as (i) through (v), inclusive, the obligations under this note shall become immediately due and payable without notice or demand.

As security for the payment and performance of Maker’s obligations hereunder, now existing or hereafter arising, Maker has granted to Holder a lien and security interest in and to the Collateral (as defined under the Security Agreement) and the Patents (as defined in the Patent Security Agreement) pursuant to and in accordance with the Security Agreement and Patent Security Agreement, respectively.  Upon the occurrence of an Event of Default, in addition to and not in limitation of any rights any remedies of Holder, hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off the Collateral and/or Patents and the proceeds thereof against any or all of the obligations of Maker to Holder, without notice or demand, and regardless of whether or not such obligations are secured by any other property or collateral, and regardless of the adequacy of any such other property or collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.  Such costs and expenses shall be payable upon demand for the same and until so paid shall be added to the principal amount of the note and shall bear interest (calculated on the basis of a 365/366-day year for the actual days elapsed) from the date incurred until paid at the highest rate applicable under this note.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument, together with the Security Agreement and other Loan Documents (as defined in the Security Agreement) contains the entire agreement among Maker and Holder with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter hereof.  This instrument may be amended, modified, waived, discharged or terminated only by a writing signed by Maker and accepted in writing by Holder.

This instrument shall be governed by Arizona law, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents to any order, process, notice of motion or other application to or by any of said courts or a judge thereof being served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

This Note shall inure to the benefit of Holder’s heirs, personal representatives, executors, successors and assigns.

Executed as an instrument under seal as of the date first above written.

MAKER:

WITNESS:

HEALTH ENHANCEMENT PRODUCTS, INC.

/s/ Collette J. Hill

/s/ Jeffery R. Richards

Witness

By:  Jeffery R. Richards, Chief Financial Officer

SCHEDULE A

Principal owing as of May 7, 2005	$955,243.61

ADVANCES FROM AND AFTER FEBRUARY 15, 2005

Date of Advance	Amount of Advance	Advance Acknowledged by Maker’s CFO

February 18, 2005	$20,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
February 28, 2005	$44,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 9, 2005	$1,000.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 15, 2005	$385.05	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 15, 2005	$10,500.00	/s/ Jeffery R. Richards Jeffery R. Richards Chief Financial Officer
March 31, 2005	$8,500.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President
April 15, 2005	$16,000.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President
April 28, 2005	$7,500.00	/s/ Kevin C. Baer Kevin C. Baer, Executive Vice President

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